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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 JAMES C. ILLIUS
                                  JOHN R. DUBER
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/ No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

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                     NOTICE FROM THE COMMITTEE OF CONCERNED
                               EUROPA STOCKHOLDERS
                                 James C. Illius
                                  John R. Duber
                                  Paul DeMattia
                                   Roger Smith

                                IMPORTANT NOTICE

Dear Fellow Stockholder:

WE URGE YOU NOT TO TAKE ANY ACTION ON MR. FRANK E. WILLIAMS, JR.'S CONSENT SOLICITATION UNTIL YOU RECEIVE THE COMMITTEE'S CONSENT STATEMENT. THE COMMITTEE WILL PRESENT ITS NOMINEE FOR DIRECTOR, MR. JAMES RAFFERTY, TO REPLACE MS. DEBORAH VITALE. By now, you may have heard that a consent solicitation has been initiated by Mr. Frank E. Williams, Jr., a stockholder of Europa Cruises Corporation, a Delaware corporation (the "Company"). Williams is requesting holders of a majority of the outstanding voting shares of the Company's stock vote to remove and replace Mr. John R. Duber, a member of the Company's Board of Directors (the "Board"). While Williams purports to be acting on his own behalf, he is joined in his consent solicitation by Ms. Deborah Vitale and Mr. Gregory
A. Harrison, each an officer and director. The Committee vigorously opposes the Williams consent solicitation.

WE BELIEVE THAT THIS ELECTION CONTEST IS ABOUT REPLACING CURRENT MANAGEMENT WITH EXPERIENCED PROFESSIONALS IN THE GAMING INDUSTRY WHO KNOW HOW TO UTILIZE THE COMPANY'S ASSETS.

The Committee's intention is to remove and replace Vitale with Rafferty, as will be more fully described in our consent statement, which will be furnished to you shortly. Mr. James C. Illius and Mr. John R. Duber, are the members of the Committee of Concerned Europa Stockholders and are members of the Company's Board. Additionally, Mr. Paul DeMattia, a former member of the Company's Board, and Mr. Roger Smith are members of the Committee. The Committee filed its preliminary consent statement on Schedule 14A with the Securities and Exchange Commission on April 17, 2002. THE CONSENT STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE REMOVAL AND REPLACEMENT OF A DIRECTOR.

The Committee vigorously opposes Mr. Williams's consent solicitation and urges you not to sign any consent to the removal and replacement of Mr. Duber as director that you may receive from Mr. Williams.

SHOULD YOU HAVE ANY QUESTIONS, PLEASE CONTACT GEORGESON SHAREHOLDER COMMUNICATIONS INC. AT (866) 318-0501. Thank you for your prompt attention to this important matter.

                                 Sincerely,

                                 The Committee of Concerned Europa Stockholders

* FOR PARTICIPANT INFORMATION, SEE OUR FILING ON SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2002. THE CONSENT STATEMENT WILL BE MADE AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO EXPENSE TO THEM AND WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT www.sec.gov.

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FOR IMMEDIATE RELEASE

SOURCE: the Committee of Concerned Europa Stockholders

DIRECTORS' GROUP OF EUROPA CRUISES ADDS TWO COMMITTEE MEMBERS FOR CONSENT SOLICITATION - RAFFERTY DRAWING SUPPORT

WASHINGTON, DC - April 19/The Committee of Concerned Europa Stockholders announced that two new members have joined its efforts to reconstitute the board of Europa Cruises Corporation (KRUZ) by replacing the current chairman, Deborah
A. Vitale.

Documents filed with the Securities and Exchange Commission state that Paul J. DeMattia and Roger A. Smith have agreed to join the Committee. DeMattia is a former director of Europa and currently holds stock and options in the corporation, while Smith is also a stockholder.

Formed last week by current directors James E. Illius and John R. Duber, the Committee seeks to remove Vitale as director and replace her with James Rafferty. Rafferty is a seasoned casino executive and developer who has launched several successful casinos throughout the U.S. The Committee already has filed a preliminary consent solicitation on Schedule 14A with the SEC to seek stockholder support for Vitale's removal and replacement with Rafferty. The Committee's solicitation is in opposition to a consent solicitation led by stockholder Frank E. Williams, Jr., seeking to remove Duber from Europa's board in favor of himself.

The Committee cites a deadlocked board and the serious lack of progress on the Diamondhead, Mississippi property over the four-year period of Vitale's tenure as major factors in its decision to move ahead with this solicitation. At issue is the waterfront property, which the Committee wants to develop into a deluxe casino entertainment complex. The Committee believes that Rafferty has the talent and industry experience necessary to take this corporation to the next level, while Vitale has no previous experience in developing or operating a waterfront casino.

"As a former board member, I am thrilled with the prospect of having Jim Rafferty's proven leadership skills and vision give the company a new opportunity to move the Diamondhead project forward," commented DeMattia today. "Jim Rafferty is a veteran gaming industry professional and we are excited that he is willing to help us take this corporation in the right direction. If

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Rafferty is elected and brings his plans into action, we see it as a win-win situation for the Mississippi Gulf Coast region and the stockholders of Europa," agreed Smith.

The SEC is reviewing the filings and, pending approval, the corporation's stockholders can expect to receive official solicitations in the mail in the near future. For participant information, see the Committee's filing on Schedule 13D filed with the SEC on April 18, 2002. More information is available to the public free-of-charge on the SEC's web page at WWW.SEC.GOV.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements, which are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects," and similar words or phrases. Forward-looking statements by their nature contain estimates made without the benefit of actual measurement. Such statements and estimates, by their nature, involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained herein does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. THE CONSENT SOLICITATION CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE REMOVAL AND REPLACEMENT OF A DIRECTOR.

For further information, contact:

James E. Illius
Director
Europa Cruises Corporation
(440) 331-1259

or

John R. Duber
Director
Europa Cruises Corporation
(440) 331-0194